Exhibit 16(14)(i)






                       INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer California Tax-Exempt Fund:



We consent to the incorporation by reference in the Registration Statement on Form N-14 of Oppenheimer California Tax-Exempt Fund of our report dated January 23, 1995, appearing in the 1994 Annual Report of Oppenheimer California Tax-Exempt Fund and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG PEAT MARWICK LLP

Denver, Colorado
Septemer 20, 1995



MERGE/790KP.CON